Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE HORIZON THERAPEUTICS PLC HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO HORIZON THERAPEUTICS PLC IF PUBLICLY DISCLOSED.

CONFIDENTIAL

AMENDMENT NO. 3 TO

COMMERCIAL SUPPLY AGREEMENT

This Amendment No. 3 (the “Amendment”) to the Commercial Supply Agreement by and between Horizon Therapeutics Ireland DAC, formerly known as Horizon Pharma Ireland Limited (“Customer”) and AGC Biologics A/S, formerly known as CMC Biologics A/S (“AGC”) is dated as of July 31, 2020 (“Amendment Effective Date”).

RECITALS

AGC and Customer are Parties to the Commercial Supply Agreement effective as of February 14, 2018 (the “Agreement”), as amended by Amendments No. 1 and No. 2 thereto. AGC and Customer wish to amend certain provisions of the Agreement so that AGC may subcontract certain Services to AGC’s affiliated entity, AGC Biologics, Inc., located in Boulder, Colorado (“AGC BLD”).

AGREEMENT

1.	Definition and Interpretation. The definition of “AGC Facility” in Clause 1.1 of the Agreement is deleted in its entirety and replaced by the following:

“AGC Facility” means AGC’s manufacturing facility in Copenhagen, Denmark, Bothell, Washington, Boulder, Colorado or another AGC facility agreed on in writing by the Parties.

2.	Quality Agreement. The following provision is added to the end of Clause 2.3:

Promptly following the Amendment Effective Date, but in any event within [***] days following the Amendment Effective Date unless mutually extended by the Parties, AGC and Customer shall execute an addendum to the Commercial Quality Agreement or enter into a new Quality Agreement to address the manufacture of Product by AGC BLD.

3.	Subcontract to Affiliates. Clause 2.5.1 is deleted in its entirety and replaced with the following:

2.5 AGC may subcontract

2.5.1 to its Affiliates, specifically AGC SEA and AGC BLD, any part of the Services (provided that the Affiliates may not further subcontract those parts of the Services), with the prior written consent of Customer (such consent not to be unreasonably withheld, delayed or conditioned);

4.

Subcontract to Testing Laboratories. Pursuant to Clause 2.5.2 of the Agreement, Customer acknowledges and agrees that AGC BLD may subcontract the Services identified in the definition of Testing Laboratories to the parties identified as Contract Labs on Attachment C to the Commercial Quality Agreement.

5.	Appendix Two. Appendix Two to the Agreement is deleted in its entirety and replaced with Appendix Two to this Amendment No. 3.

6.

No Other Amendment; Confirmation. Except as expressly amended, modified and supplemented by this Amendment No. 3, the provisions of the Agreement, including the provisions of Appendix Two, shall remain in full force and effect. Unless otherwise defined in this Amendment No. 3, all capitalized terms used but not defined in this Amendment No. 3 shall have the meaning set forth in the Agreement. Each Party acknowledges that it has read this Amendment No. 3, understands the changes affecting the Agreement and agrees to be bound by the terms of the Agreement as modified by this Amendment No. 3. The Parties further acknowledge and agree that the Agreement, as amended, embodies the complete and exclusive understanding among the Parties and supersedes and merges all related prior proposals and understandings whether oral or written.

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IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Amendment Effective Date.

HORIZON THERAPEUTICS IRELAND DAC, formerly known as Horizon Pharma Ireland Limited		AGC BIOLOGICS A/S, formerly known as CMC Biologics A/S

By:	/s/ Alan McNeice	By:	/s/ Patricio Massera

Print Name:	Alan McNeice	Print Name:	Patricio Massera

Title:	Director	Title:	CEO AGC Biologics
duly authorized		duly authorized

CONFIDENTIAL

APPENDIX TWO

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